Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
Shengfeng Holding Limited	Hong Kong
Fujian Tianyu Shengfeng Logistics Co., Ltd.	PRC

Variable Interest Entity	Place of Incorporation
Shengfeng Logistics Group Co., Ltd.	PRC

Significant Subsidiaries of Variable Interest Entity	Place of Incorporation
Fuqing Shengfeng Logistics Co., Ltd.	PRC
Xiamen Shengfeng Logistics Co., Ltd.	PRC
Guangdong Shengfeng Logistics Co., Ltd.	PRC
Hainan Shengfeng Supply Chain Management Co., Ltd.	PRC
Beijing Tianyushengfeng E-commerce Technology Co., Ltd.	PRC
Beijing Shengfeng Supply Chain Management Co., Ltd.	PRC
Shengfeng logistics (Guizhou) Co., Ltd.	PRC
Shengfeng logistics (Tianjin) Co., Ltd.	PRC
Shengfeng logistics (Shandong) Co., Ltd.	PRC
Shengfeng Logistics Hebei Co., Ltd.	PRC
Shengfeng logistics (Henan) Co., Ltd.	PRC
Shengfeng logistics (Liaoning) Co., Ltd.	PRC
Diaobingshan Hengde Logistics Co., Ltd(1)	PRC
Shengfeng logistics (Yunnan) Co., Ltd.	PRC
Shengfeng logistics (Guangxi) Co., Ltd.	PRC
Hubei Shengfeng Logistics Co., Ltd.	PRC
Shengfeng Logistics Group (Shanghai) Supply Chain Management Co., Ltd.	PRC
Shanghai Shengxu Logistics Co., Ltd.	PRC
Hangzhou Shengfeng Logistics Co., Ltd	PRC
Nanjing Shengfeng Logistics Co., Ltd	PRC
Suzhou Shengfeng Logistics Co., Ltd.	PRC
Suzhou Shengfeng Supply Chain Management Co., Ltd.	PRC
Shengfeng Supply Chain Management Co., Ltd.	PRC
Fuzhou Shengfeng Transportation Co., Ltd	PRC
Fuzhou Shengfeng New Material Technology Co., Ltd	PRC
Sichuan Shengfeng Logistics Co., Ltd.	PRC
Fujian Shengfeng Logistics Co., Ltd.	PRC
Fujian Dafengche Information Technology Co. Ltd.	PRC
Fujian Fengche Logistics Co., Ltd	PRC
Fujian Hangfeng Logistics Technology Co., Ltd	PRC
Fujian Shengfeng Shipping Co. Ltd.	PRC
Ningde Shengfeng Logistics Co. Ltd.	PRC

(1)	On April 25, 2021, Shengfeng Logistics entered into a share transfer agreement with Mr. Sun Mingyang, an unrelated third party, to transfer its 51% equity interests in Diaobingshan Hengde Logistics Co., Ltd. to Mr. Mingyang for a consideration of approximately US$0.3 million. The aforementioned transaction has not closed as of the date of this prospectus, but a substantial part of such transaction, including but not limited to the change of business registration with relevant authorities, has been completed. An outstanding balance in the amount of US$58,860 (RMB 380,000) remains to be received by Shengfeng Logistics as part of this transaction.